As filed with the Securities and Exchange Commission on August 26, 2019

Registration No. 333-192046

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xinyuan Real Estate Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27/F, China Central Place, Tower II
79 Jianguo Road, Chaoyang District
Beijing 100025
People's Republic of China	N/A
(Address of Principal Executive Offices)	(Zip Code)

CT Corporation System

28 Liberty Street, 42nd Floor

New York, NY 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol B. Stubblefield, Esq.

Baker & McKenzie LLP

452 Fifth Avenue

New York, NY 10018

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is fled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment fled pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (Registration No. 333-192046) filed by the Registrant with the Securities and Exchange Commission (the "SEC") on November 1, 2013 (the "Registration Statement") registering 37,253,670 common shares for resale by the selling shareholder named therein. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all common shares that have not been sold pursuant to the prospectus contained in the Registration Statement.

In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities which had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all such securities of the Registrant registered but unsold under the Registration Statement, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused these Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, Country of the People's Republic of China on August 26, 2019.

Xinyuan Real Estate Co., Ltd.

By:	/s/ Brian Yu Chen
Name:	Brian Yu Chen
Title:	CFO